UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2010
BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-132547	20-4350486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E Rio Salado Parkway, Suite 900, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 253-0323
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On April 19, 2010, Big Bear Mining Corp. (the “Company”, “we”, “us”) received a consent to act from John Glasscock.  The Company increased the number of directors to two (2) and appointed Mr. Glasscock as a member to the board of directors.

On June 1, 2010, we received a consent to act from James G. Baughman.  The Company increased the number of directors on its board of directors to three (3), and appointed Mr. Baugham as a member to the board of directors.

John Glasscock - Director

John Glasscock is a geologist with over 25 years of experience in the mineral exploration industry including involvement with the startup of four junior mining companies.  He is the founder of Cowboy Exploration which for over 15 years has had extensive experience generating and managing projects throughout the Western US, Mexico, and China.  Mr. Glasscock resides in Laramie, Wyoming.

Since 2008, Mr. Glasscock and Cowboy Exploration have been primarily involved in the generation, marketing, and exploration of two projects: Rrattlesnake Hills Gold properties in Wyoming and Paradox Basin and Holbrook Basin Potash properties in Utah and Arizona.  The Wyoming gold properties were optioned to Crescent Resources who funded preliminary exploration directed by Cowboy Exploration (2009-2010).  The Arizona and Utah Potash properties were optioned to American Potash Corp. for whom Mr. Glasscock remains a principal consultant.

Cowboy Exploration, under the direction of Mr. Glasscock, assembled a package of uranium properties in Wyoming which were optioned to Tournigan Energy Corp. (2005).  Cowboy Exploration subsequently provided direction and technical support to Tournigan Energy Corp., USA by producing an extensive uranium property position in Wyoming, Arizona, and South Dakota.  Exploration programs were conducted including the drilling of several projects between 2005 and 2008.

James G. Baughman - Director

Mr. Baughman has worked as a geologist for more than 25 years in mining operations and mineral exploration projects for precious, base metals, and uranium.  Mr. Baughman has provided technical services and project management for a number of major and junior mining companies.

From July of 2004 to May of 2006, Mr. Baughman was the co-founder, President and Chief Executive Officer of High Plains Uranium Corp. where he managed the company’s corporate finance, accounting, legal and regulatory requirements.  He also managed a successful initial public offering on the TSX.

From May of 2006 to October of 2006, Mr. Baughman was the Chief Executive Officer of Kenai Resources, formerly known as Triumph Gold Corp., where he managed the company's properties in Venezuela and Oregon.  He also managed the consulting engineers and geologists, and prepared engineering reports.

From October of 2006 to the present, Mr. Baughman co-founded US Uranium Corp. where he led an acquisition of mineral rights on uranium properties, hired professional staff, developed company presentation and conducted road shows to investors and potential investors.  Mr. Baughman is currently the company’s Chief Executive Officer and Chairman to their board of directors.

Mr. Baughman is currently assisting several private mining development companies and is on the Advisory Board of a Canadian exploration company.  In July of 1983, Mr. Baughman received a Bachelor of Science degree in Geology from the University of Wyoming, Laramie.  He is a registered professional geologist in the State of Wyoming.  Mr. Baughman resides in Aurora, Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.
/s/ Steve Rix
Steve Rix
President and Director

Date: July 16, 2010